As filed with the Securities and Exchange Commission on March 28, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECLIPSE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-4812998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(814) 308-9754

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin W. Hulburt

Chairman, President and Chief Executive Officer

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(814) 308-9754

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen J. Hettinger

Bryn A. Sappington

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	37,823,596	$1.30	$49,170,675	$6,121.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sale prices of the registrant’s common stock on March 26, 2018, as reported on the New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2018

PRELIMINARY PROSPECTUS

37,823,596 Shares

Eclipse Resources Corporation

Common Stock

This prospectus relates to the resale of up to 37,823,596 shares of our common stock, which may be offered for sale from time to time by the selling stockholder named in this prospectus. The shares of our common stock covered by this prospectus were issued by us to the selling stockholder on January 18, 2018 pursuant to the private placement exemption from registration provided in Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of any shares of common stock by the selling stockholder.

The selling stockholder may from time to time sell, transfer or otherwise dispose of any or all of its shares of common stock in a number of different ways and at varying prices. See “Plan of Distribution” for more information.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the documents incorporated by reference, and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “ECR.”

Prospectus dated                 , 2018

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes Eclipse Resources Corporation and the common stock that the selling stockholder may offer. We may file a prospectus supplement that contains specific information about the terms of a particular offering of common stock by the selling stockholder. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated by reference in the foregoing, before buying any of the common stock being offered.

You should rely only on the information contained in this prospectus, any prospectus supplement, and the documents we have incorporated by reference. We have not authorized any dealer, salesperson, or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since then.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated, all references in this prospectus to “Eclipse,” “Eclipse Resources,” the “Company,” “we,” “our,” “us” and like terms refer collectively to Eclipse Resources Corporation and its consolidated subsidiaries.

SUMMARY

This summary highlights some of the information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus, including the documents incorporated by reference, before making an investment decision.

Our Company

We are an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin. As of December 31, 2017, we had assembled an acreage position approximating 203,000 net acres in Eastern Ohio. As of December 31, 2017 , we had approximately 96,000 net acres in the Utica Shale fairway, which we refer to as the Utica Core Area, and approximately 15,500 net acres in the highly liquids rich area of the Marcellus Shale in Eastern Ohio within what we refer to as our Marcellus Area. As of December 31, 2017, we were the operator of approximately 93% of our proved reserves within the Utica Core Area and our Marcellus Area. Additionally, as of December 31, 2017, we owned approximately 107,000 net acres (which were approximately 71% held by production) outside of the Utica Core Area that may be prospective for the oil window of the Utica Shale. Through December 31, 2017, we, or our operating partners, had commenced drilling 234 gross wells within the Utica Core Area and our Marcellus Area. We intend to focus on developing our substantial inventory of horizontal drilling locations during commodity price environments that will allow us to generate attractive returns and will continue to opportunistically add to this acreage position where we can acquire acreage at attractive prices.

Recent Developments

Drilling Joint Venture

On December 22, 2017, we entered into definitive agreements with Sequel Energy Group LLC (“Sequel”) (an affiliate of GSO Capital Partners LP) to establish a drilling joint venture on our Utica Shale acreage in Guernsey and Monroe Counties in southeast Ohio. We have committed funding from Sequel of up to $285 million to fund its proportionate share of two drilling programs comprising of 33 gross wells in aggregate, with the mutual option for an additional third well program consisting of approximately 16 wells (which would increase the committed funding). We will retain 50% of our pre-carry working interest in the first program and 30% of our pre-carry working interest in the second program. We have the option to adjust our pre-carry working interest in the third program, if applicable, to between 30% to 70%, which must be exercised prior to the commencement of the third program. We will receive a 15% carried interest on drilling and completion capital expenditures incurred in each well program, which will be proportionately reduced based upon our retained pre-carry working interest in such well program, and a significant portion of Sequel’s working interest in each well program will revert to Eclipse once a certain return is realized by Sequel in each program. We will be the operator of all wells drilled within each well program.

Flat Castle Acquisition

On January 18, 2018, Eclipse Resources-PA, LP (“Eclipse PA”), a wholly owned subsidiary of the Company, completed its acquisition of certain oil and gas leases, wells and other oil and gas rights and interests covering approximately 44,500 net acres located in the counties of Tioga and Potter in the Commonwealth of Pennsylvania (such transaction, the “Flat Castle Acquisition”) from Travis Peak Resources, LLC (“Travis Peak”), which is the selling stockholder named in this prospectus. The aggregate adjusted purchase price for the Flat Castle Acquisition was $92.2 million, which was paid entirely with 37,823,596 shares of the Company’s common stock, and this prospectus covers the resale of such shares. In addition, on December 8, 2017, Eclipse Resources Midstream, LP, a wholly owned subsidiary of the Company (“Eclipse Midstream”), acquired the exclusive right and option to purchase all of the outstanding equity interests of Cardinal NE Holdings, LLC, which owns midstream infrastructure with associated gathering rights on the acreage acquired in the Flat Castle

Acquisition, from Cardinal Midstream II, LLC for an aggregate purchase price of $18.3 million in cash. The option granted to Eclipse Midstream expires as of the close of business on June 30, 2018 if not exercised prior to such time.

Tax Reform

New tax legislation, commonly referred to as the Tax Cuts and Jobs Act, was enacted on December 22, 2017. Accounting Standards Codification 740, Accounting for Income Taxes, requires companies to recognize the effect of tax law changes in the period of enactment even though the effective date for most provisions is for tax years beginning after December 31, 2017. Adjustments to our tax provision that were recorded in the three months ended December 31, 2017 principally relate to the reduction in the U.S. corporate income tax rate to 21%, which resulted in the Company recognizing a $142 million reduction of tax benefit to remeasure deferred tax assets that will reverse at the new 21% rate. Other significant provisions that are not yet effective but may impact incomes taxes in future years include: the limitation on the current deductibility of net interest expense in excess of 30% of adjusted taxable income, a limitation on utilization of net operating losses generated after tax year 2017 to 80% of taxable income, the unlimited carryforward of net operating losses generated after tax year 2017, the repeal of the corporate Alternative Minimum Tax, temporary 100% expensing of certain business assets, additional limitations on certain general and administrative expenses, and changes in determining the excessive compensation limitation. Currently, we do not anticipate paying cash federal income taxes in the near term due to any of the legislative changes, primarily due to our ability to expense intangible drilling costs and the utilization of our net operating loss carryforwards. Future interpretations relating to the recently enacted U.S. federal income tax legislation, which vary from our current interpretation and possible changes to state tax laws in response to the recently enacted federal legislation, may have a significant effect on this projection.

2018 Capital Budget

Our Board of Directors recently approved an initial capital budget for 2018 of between approximately $300—$320 million, allocated approximately 84% for drilling and completions activities, 8% for midstream activities, 6% for land activities and 2% for other capital requirements. The 2018 capital budget is expected to be substantially funded through internally generated cash flows, the Company’s current cash balance, proceeds from our drilling joint venture, borrowings under our revolving credit facility and/or other debt and equity offerings.

Strategic and Financial Review Initiative

On March 26, 2018, the Company announced that its Board of Directors has initiated a process to evaluate and consider a full range of potential strategic, operational and financial alternatives to maximize stockholder value. The Company has retained Jefferies LLC as its financial advisor and Norton Rose Fulbright US LLP as its legal counsel to assist with the process. There is no assurance that the review by the Company’s Board of Directors will result in a transaction or other strategic alternative. The Company’s Board of Directors has not set a timetable for completion of the review process, and the Company does not intend to disclose or comment on developments related to its review unless and until the Board of Directors has otherwise determined that further disclosure is appropriate or required by law. The strategic alternatives review process has not been initiated as a result of receiving any transaction proposal.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we are an emerging growth company, unlike other public companies that are not emerging growth companies under the JOBS Act, we are not required to:

•	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	provide certain disclosure regarding executive compensation required of larger public companies or hold stockholder advisory votes on executive compensation as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act; or

•	obtain stockholder approval of any golden parachute payments not previously approved.

We will cease to be an “emerging growth company” upon the earliest of:

•	the last day of the fiscal year in which we have $1.07 billion or more in annual revenues;

•	the date on which we become a “large accelerated filer” (the fiscal year-end on which the total market value of our common equity securities held by non-affiliates is $700 million or more as of June 30);

•	the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or

•	the last day of the fiscal year following the fifth anniversary of our initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards, but we have irrevocably opted out of the extended transition period, and as a result, we will adopt new or revised accounting standards on the relevant dates in which adoption of such standards is required for other public companies.

Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 2121 Old Gatesburg Road, Suite 110, State College, Pennsylvania 16803, and our telephone number is (814) 308-9754. Our website is www.eclipseresources.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. The information on, or otherwise accessible through, our website or any other website is not incorporated by reference and does not constitute a part of this prospectus.

The Offering

Issuer	Eclipse Resources Corporation

Shares of common stock outstanding	301,771,111 shares (as of March 21, 2018)

Shares of common stock offered for resale by the selling stockholder	37,823,596 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholder. See “Use of Proceeds.”

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth or incorporated by reference in this prospectus before deciding to invest in our common stock.

Listing and trading symbol	Our shares of common stock are listed on the NYSE under the symbol “ECR.”

RISK FACTORS

Investing in our common stock involves a significant degree of risk, including risks relating to the speculative nature of oil and natural gas exploration, competition, volatile oil, natural gas, and natural gas liquids (“NGLs”) prices, and other material factors. Before you decide whether to purchase our common stock, in addition to the information in this prospectus and any applicable prospectus supplement (including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements”) and other information, documents, or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider in their entirety the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented, or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Where You Can Find Additional Information.” These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, results of operation, and financial condition and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference regarding our strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and in the documents incorporated by reference, the words “will,” “plan,” “would,” “could,” “endeavor,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are or were, when made, based on current expectations and assumptions about future events and are or were, when made based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in any applicable prospectus supplement.

Forward-looking statements may include statements about, among other things:

•	realized prices for natural gas, natural gas liquids and oil and the volatility of those prices;

•	write-downs of our natural gas and oil asset values due to declines in commodity prices;

•	our business strategy;

•	our reserves;

•	general economic conditions;

•	our financial strategy, liquidity and capital required for developing our properties and the timing related thereto;

•	the timing and amount of our future production of natural gas, NGLs and oil;

•	our hedging strategy and results;

•	future drilling plans;

•	competition and government regulations, including those related to hydraulic fracturing;

•	the anticipated benefits under our commercial agreements;

•	marketing of natural gas, NGLs and oil;

•	leasehold and business acquisitions and joint ventures;

•	leasehold terms expiring before production can be established and our costs to extend such terms;

•	the costs, terms and availability of gathering, processing, fractionation and other midstream services;

•	credit markets;

•	uncertainty regarding our future operating results, including initial production rates and liquids yields in our type curve areas; and

•	plans, objectives, expectations and intentions contained or incorporated by reference in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the significant decline of the price of natural gas, NGLs and oil from historical highs, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, risks associated with our level of indebtedness, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in this prospectus.

Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

Should one or more of the risks or uncertainties described or incorporated by reference in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. All of the proceeds from the sale of shares of our common stock by the selling stockholder pursuant to this prospectus will be for the account of the selling stockholder. See “Selling Stockholder.”

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 1,000,000,000 shares of common stock, $0.01 par value per share, of which 301,771,111 shares were issued and outstanding as of March 21, 2018, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding as of March 21, 2018.

The following summary of the capital stock and amended and restated certificate of incorporation and amended and restated bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Common Stock

Voting rights. Each share of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and has the exclusive right to vote for the election of directors. Stockholders do not have the right to vote cumulatively in the election of directors. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to our amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

Dividends, distributions and stock splits. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Fully paid. All shares of common stock outstanding are fully paid and non-assessable.

Other rights. Holders of common stock have no preferences or rights of conversion, exchange, preemption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock certificate of designations, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise, or the removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to the time that such stockholder became an interested stockholder, the board of directors approved the transaction which resulted in such stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected not to be subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

Establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year unless the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

•	Provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

•	Provide that the authorized number of directors may be changed only by resolution of the board of directors.

•	Provide that all vacancies, including newly created directorships, may, except as otherwise required by law, the rights of holders of a series of preferred stock or then-applicable terms of the Stockholders Agreement (the “Stockholders Agreement”) by and among the Company and certain of its stockholders, dated as of June 25, 2014, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

•	At any time after EnCap Investments L.P. (“EnCap”) and its respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock:

•	Provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders unless previously approved by our board of directors, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted).

•	Provide our amended and restated certificate of incorporation and amended and restated bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock of the Company entitled to vote, voting together as a single class, in addition to any other vote that may be required by law, our amended and restated certificate of incorporation or our amended and restated bylaws (prior to such time, our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of the outstanding stock of the Company, voting as a single class, in addition to any other vote that may be required by law, our amended and restated certificate of incorporation or our amended and restated bylaws).

•	Provide that special meetings of our stockholders may only be called by the board of directors (pursuant to a resolution adopted by a majority of the total number of directors that the Company would have if there were no vacancies), the chief executive officer or the chairman of the board (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding shares of our common stock).

•	Provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

•	Provide that we renounce any interest in existing and future business opportunities of EnCap and any of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors and officers that are presented business opportunities in writing in their capacity as our directors or officers) and that they have no obligation to offer us those opportunities.

•	Provide that our amended and restated bylaws can be amended at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting, at any time after EnCap and its respective affiliates no longer collectively own more than 50% of the outstanding shares of our common stock, be upon the affirmative vote of at least 66 2/3% of the outstanding voting power of shares of stock entitled to vote, voting together as a single class (prior to such time, our amended and restated bylaws may be amended by the affirmative vote of holders of a majority of the voting power of the outstanding stock of the Company, voting together as a single class).

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; and

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Therefore, pursuant to Delaware law, our amended and restated certificate of incorporation provides that directors of the company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have obtained directors’ and officers’ insurance to cover our directors, officers, and some of our employees for certain liabilities. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “ECR.”

SELLING STOCKHOLDER

This prospectus covers the resale of the 37,823,596 shares of common stock issued in a private placement to the selling stockholder named below, which shares we refer to collectively herein as the Shares. The selling stockholder may, from time to time, offer and sell pursuant to this prospectus any or all of the Shares it owns, but makes no representation that any of the Shares will be offered for sale. We are registering the resale of the Shares pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of January 18, 2018, by and among the Company, Eclipse PA, and Travis Peak, which is further described below. Pursuant to the Registration Rights Agreement, we will pay any registration and filing fees, reasonable printing expenses, reasonable messenger, telephone and delivery expenses, reasonable transfer agent fees, reasonable fees and disbursements of our counsel, auditors, accountants, and independent petroleum engineers, expenses in connection with Securities Act liability insurance, if we so desire such insurance, and reasonable fees and expenses of any other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by the Registration Rights Agreement. The selling stockholder will pay any discounts, commissions, or fees of underwriters, selling brokers, dealer managers, or similar industry professionals and stock transfer taxes applicable to the sale of registrable securities and fees and disbursements of counsel to the selling stockholder. We will not receive any of the proceeds from the sales of the Shares by the selling stockholder. The table below presents information regarding the selling stockholder and the Shares that the selling stockholder may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of the selling stockholder;

•	the number of shares of common stock beneficially owned by the selling stockholder prior to the sale of any of the Shares;

•	the number of Shares that may be offered by the selling stockholder pursuant to this prospectus;

•	the number of shares of common stock to be beneficially owned by the selling stockholder following the sale of the Shares; and

•	the percentage of our issued and outstanding common stock to be owned by the selling stockholder following the sale of the Shares (based on 301,771,111 shares of our common stock issued and outstanding as of March 21, 2018).

The table below sets forth information relating to the selling stockholder as of March 21, 2018. All information with respect to common stock beneficial ownership of the selling stockholder has been furnished by or on behalf of the selling stockholder on or prior to such date. We have not sought to verify such information. We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholder has sole voting and dispositive power with respect to the common stock reported as beneficially owned by it. Because the selling stockholder identified in the table may sell some or all of the Shares it owns, and because to our knowledge there are currently no agreements, arrangements, or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling stockholder upon termination of this offering. In addition, the selling stockholder may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, the common stock it holds in transactions exempt from the registration requirements of the Securities Act, and may have acquired or may acquire, at any time or from time to time, common stock, in each case after the date on which it provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table that the selling stockholder will sell all of the Shares beneficially owned by it, but will not sell any other shares of our common stock that it may presently beneficially own or acquire beneficial ownership of any additional shares. Other information regarding the selling stockholder may change over time.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to this Offering	Number of Shares Available for Sale Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
Travis Peak Resources, LLC (1)	37,823,596	37,823,596	—	—

(1)	Represents shares of our common stock held directly by Travis Peak. Travis Peak is member-managed by TPR Holding Company, LLC (“TPR Holding”). EnCap Energy Capital Fund IX, L.P. (“EnCap Fund IX”), an affiliate of EnCap, is a member of TPR Holding that holds the right to appoint three of the five representatives to the board of managers of TPR Holding. Each of the representatives to the board of managers of TPR Holding has one vote and decisions are made by a majority vote. As a result, EnCap Fund IX may be deemed to have the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Travis Peak. EnCap Energy Capital Fund VIII, L.P. (“EnCap Fund VIII”), EnCap Energy Capital Fund VIII Co-Investors, L.P. (“EnCap Fund VIII Co-Invest”), and EnCap Fund IX directly hold an aggregate of 172,955,027 shares of our common stock. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP, which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments Holdings Blocker, LLC (“EnCap Holdings Blocker”). EnCap Holdings Blocker is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap. EnCap is the sole general partner of EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”) and EnCap Equity Fund IX GP, L.P. (“EnCap Fund IX GP”). EnCap Fund VIII GP is the sole general partner of each of EnCap Fund VIII and EnCap Fund VIII Co-Invest. EnCap Fund IX GP is the sole general partner of EnCap Fund IX. Therefore, EnCap Partners GP may be deemed to share the right to direct the disposition of the shares of our common stock held by the EnCap Funds. The business address of Travis Peak is 9020 North Capital of Texas Hwy, Building 1, Suite 170, Austin, Texas 78759. The business address for EnCap Partners GP and the EnCap Funds is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002. Messrs. D. Martin Phillips, Robert L. Zorich, Douglas E. Swanson, Jr. and Mark E. Burroughs, Jr. serve in various functions and capacities for EnCap and are members of our board of directors.

Flat Castle Acquisition

For a description of the Flat Castle Acquisition, please see “Summary—Recent Developments—Flat Castle Acquisition.”

In connection with the closing of the Flat Castle Acquisition, the Company and Eclipse PA entered into the Registration Rights Agreement with Travis Peak pursuant to which, among other things, (i) the Company agreed to use commercially reasonable efforts to prepare and file with the SEC a Registration Statement of the Company (the “Mandatory Shelf Registration Statement”) on Form S-3 (or, if the Company is not eligible to use Form S-3, on Form S-1) no later than March 31, 2018 to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of the Shares issued to Travis Peak, and (ii) if the Company proposes to register an offering of its common stock at a time when the Mandatory Shelf Registration Statement is not then effective (subject to certain exceptions), the Company will notify all holders of registrable securities to allow them to include a specified number of their shares of our common stock in that offering.

We are filing this registration statement pursuant to our obligations to the selling stockholder under the Registration Rights Agreement. The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 22, 2018, and incorporated herein by reference.

Except as set forth in, or incorporated by reference into, this prospectus or any prospectus supplement, the selling stockholder has not held any position or office with, been employed by, or otherwise had a material relationship with us or any of our predecessors or affiliates during the three years prior to the date of this prospectus. The selling stockholder and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

PLAN OF DISTRIBUTION

We are registering 37,823,596 shares of our common stock for possible sale by the selling stockholder. Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder named in this prospectus and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

The selling stockholder may offer and sell all or a portion of the shares covered by this prospectus from time to time, by all lawful means of disposition, including in one or more of the following transactions:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded;

•	in exchange distributions in accordance with the applicable exchange rules;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in block trades in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock; and

•	any combination of any such methods of sale.

The selling stockholder may sell the shares at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling stockholder may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of its shares, including liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including certain liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock; however, the selling stockholder will pay any underwriting discounts or commissions relating to the sale of the shares of common stock in any underwritten offering.

The selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•	the name of the selling stockholder;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholder is subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholder may sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We cannot assure you that the selling stockholder will sell all or any portion of our common stock offered hereby.

Under the Registration Rights Agreement, we agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part continuously effective under the Securities Act until the earlier of (i) date on which all of the shares of common stock covered by this prospectus have been sold, (ii) the date on which Travis Peak, TPR Holding, and any affiliate thereof own, in the aggregate, a number of shares of common stock covered by this prospectus which represents less than 1% of the total number of shares of our common stock issued and outstanding at such time, and (iii) the date on which all of the shares of common stock covered by this prospectus cease to be “Registrable Securities” (as defined in the Registration Rights Agreement).

LEGAL MATTERS

The validity of our common stock offered by this prospectus will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Eclipse Resources Corporation as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, incorporated by reference in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of our natural gas and oil reserves, related future net cash flows and the present values thereof related to our properties as of December 31, 2017, December 31, 2016, and December 31, 2015, incorporated by reference in this prospectus were based in part upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell & Associates, Inc. We have included these estimates in reliance on the authority of said firm as experts in such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, including the exhibits thereto, as permitted by the rules and regulations of the SEC. For further information about us and our common stock, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read, free of charge, and copy, at the prescribed rates, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.eclipseresources.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus, and you should not assume that the information contained in a document incorporated by reference is accurate as of any date other than the date of such document (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). We incorporate by reference into this prospectus (i) the documents listed below, (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement, and (iii) filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case, other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 2, 2018, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 22, 2018, that is incorporated by reference in that Annual Report on Form 10-K;

•	our Current Report on Form 8-K, filed with the SEC on January 22, 2018; and

•	the description of our common stock contained in our Form 8-A filed on June 19, 2014, and any other amendment or report filed for the purposes of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus. Requests for such documents should be directed to:

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(814) 308-9754

Attention: General Counsel

37,823,596 Shares

Eclipse Resources Corporation

Common Stock

Prospectus

            , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee	$6,122
Accountants’ fees and expenses	$25,000
Legal fees and expenses	$50,000
Miscellaneous	$50,000

Total	$131,122

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.	Exhibits.

Exhibit No.	Description

2.1#	Purchase and Sale Agreement, dated December 8, 2017, between Travis Peak Resources, LLC, Eclipse Resources-PA, LP, and Eclipse Resources Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2017).

2.2#	Option Agreement, dated as of December 8, 2017, by and among Cardinal Midstream II, LLC, Cardinal NE Holdings, LLC, Cardinal NE Midstream, LLC, Eclipse Resources Corporation, Eclipse Resources Midstream, LP, and Eclipse Resources-PA, LP (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2017).

2.3#	Participation Agreement, dated December 22, 2017, by and among Eclipse Resources I, LP, Eclipse Resources-Ohio, LLC, and SEG-ECR LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2017). +

4.1	Amended and Restated Certificate of Incorporation of Eclipse Resources Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2014).

4.2	Amended and Restated Bylaws of Eclipse Resources Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2014).

4.3	Stockholders Agreement, dated June 25, 2014, by and among Eclipse Resources Corporation, Eclipse Resources Holdings, L.P., CKH Partners II, L.P., The Hulburt Family II Limited Partnership, Kirkwood Capital, L.P, EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P. and Eclipse Management, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2014).

4.4	Amended and Restated Registration Rights Agreement, dated January 28, 2015, by and among Eclipse Resources Corporation, Eclipse Resources Holdings, L.P., CKH Partners II, L.P., The Hulburt Family II Limited Partnership, Kirkwood Capital, L.P, EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P., Eclipse Management, L.P., Buckeye Investors L.P., GSO Capital Opportunities Fund II (Luxembourg) S.à.r.l., Fir Tree Value Master Fund, L.P., Luxor Capital Partners, LP and Luxor Capital Partners Offshore Master Fund, LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2015).

4.5	Form of Common Stock Certificate of Eclipse Resources Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 2, 2014).

4.6	Indenture, dated as of July 6, 2015, between Eclipse Resources Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2015).

4.7	Registration Rights Agreement, dated as of January 18, 2018, by and among Eclipse Resources Corporation, Eclipse Resources-PA, LP, and Travis Peak Resources, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 22, 2018).

5.1*	Opinion of Norton Rose Fulbright US LLP as to the legality of the securities being registered.

23.1*	Consent of Grant Thornton LLP.

Exhibit No.	Description

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Norton Rose Fulbright US LLP (included as part of Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

#	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to this agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.
*	Filed herewith.
+	Confidential treatment has been granted for certain portions of this Exhibit pursuant to Rule 24b-2 of the Exchange Act, which portions have been omitted and filed separately with the Securities and Exchange Commission.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on March 28, 2018.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Benjamin W. Hulburt and Christopher K. Hulburt, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin W. Hulburt Benjamin W. Hulburt	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 28, 2018

/s/ Matthew R. DeNezza Matthew R. DeNezza	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 28, 2018

/s/ Roy S. Steward Roy S. Steward	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 28, 2018

/s/ Christopher K. Hulburt Christopher K. Hulburt	Director, Executive Vice President, Secretary and General Counsel	March 28, 2018

/s/ D. Martin Phillips D. Martin Phillips	Director	March 28, 2018

Signature	Title	Date

/s/ Robert L. Zorich Robert L. Zorich	Director	March 28, 2018

/s/ Douglas E. Swanson, Jr. Douglas E. Swanson, Jr.	Director	March 28, 2018

/s/ Mark E. Burroughs, Jr. Mark E. Burroughs, Jr.	Director	March 28, 2018

/s/ Joseph C. Winkler, III Joseph C. Winkler, III	Director	March 28, 2018

/s/ Richard D. Paterson Richard D. Paterson	Director	March 28, 2018

/s/ Randall M. Albert Randall M. Albert	Director	March 28, 2018